UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2025
MACY'S, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	1-13536	13-3324058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
151 West 34th Street, New York, New York 10001
(Address of Principal Executive Offices)
(212) 494-1621
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	M	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2025, Macy’s Retail Holdings, LLC (the “Issuer”), a wholly owned subsidiary of Macy’s, Inc. (the “Company”), issued $500 million in aggregate principal amount of 7.375% senior notes due 2033 (the “Notes”) in a private offering at an offering price of 100% of the principal amount thereof (the “Notes Offering”). The Notes were offered to persons reasonably believed to be qualified institutional buyers in an offering exempt from registration in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in reliance on Regulation S under the Securities Act. The Issuer intends to use the proceeds from the Notes Offering, together with cash on hand, to (i) fund its separately announced tender offer of certain outstanding senior notes and debentures (the “Tender Offer”), (ii) redeem approximately $587 million of certain other outstanding senior notes and debentures and (iii) pay fees, premium and expenses in connection with the foregoing.

The Notes were issued pursuant to a separate indenture (the “Indenture”), by and among the Issuer, the Company, as guarantor, and U.S. Bank Trust Company, National Association, as trustee. The Notes are senior unsecured obligations of the Issuer and are unconditionally guaranteed on an unsecured basis by the Company. The Notes bear interest at a rate of 7.375% per annum. Interest on the Notes accrues from July 29, 2025 and is payable in arrears on February 1 and August 1 of each year, commencing on February 1, 2026. The Notes mature on August 1, 2033 unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the Indenture. The Issuer may redeem some or all of the Notes at the redemption prices and on the terms specified in the Indenture. If the Issuer experiences specific kinds of changes in control, then the Issuer must offer to repurchase the Notes on the terms set forth in the Indenture. The Indenture limits, among other things, the Issuer’s ability and the ability of its restricted subsidiaries to (i) grant or incur liens, (ii) enter into sale and lease-back transactions and (iii) engage in a merger or consolidation. The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, which is attached hereto as Exhibits 4.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 8.01. Other Events.

On July 28, 2025, the Company issued a press release announcing the early tender results and upsizing of the previously announced tender offer of the Issuer to repurchase up to $250 million of certain of its outstanding senior notes and debentures listed in the press release. The Issuer intends to use proceeds from the Notes Offering, together with cash on hand, to fund the Tender Offer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

This Current Report on Form 8-K does not constitute an offer to purchase or solicitation of an offer to sell any of the notes subject to the Tender Offer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1
Indenture, dated as of July 29, 2025, by and among Macy’s Retail Holdings, LLC, as issuer, Macy’s, Inc., as guarantor, and U.S. Bank Trust Company, National Association, as trustee, relating to Macy’s Retail Holdings, LLC’s 7.375% Senior Notes due 2033.

4.1(a)	Form of 7.375% Senior Notes due 2033 (included as Exhibit A to Exhibit 4.1).

Exhibit Number	Description
99.1	Press Release of the Company Relating to the Early Tender Results and Upsizing of the Tender Offer dated July 28, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

MACY'S, INC.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY'S, INC.

Dated: July 29, 2025	By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary